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                                                                     EXHIBIT 3.2

                        CERTIFICATE OF ELIMINATION OF THE
                               DESIGNATION OF THE
                      SERIES E CONVERTIBLE PREFERRED STOCK
                            OF QUANTA SERVICES, INC.

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

         Quanta Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of 3,918,209 shares of Series E Convertible Preferred Stock, par value $0.00001 per share (the "Series E Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on December 20, 2002, filed a Certificate of Designation with respect to such Series E Preferred Stock in the office of the Secretary of State of Delaware.

         2. That no shares of said Series E Preferred Stock are outstanding and no shares thereof will be issued.

         3. That the Board of Directors of the Corporation adopted the following resolutions:

         WHEREAS, by resolution of the Board of Directors of the Corporation and by a Certificate of Designation filed in the office of the Secretary of State of Delaware on December 20, 2002, this Corporation authorized the issuance of a series of 3,918,209 shares of Series E Convertible Preferred Stock of the Corporation (the "Series E Preferred Stock") and established the voting powers,

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         designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

         WHEREAS, as of the date hereof no shares of such Series E Preferred Stock are outstanding and no shares of such Series E Preferred Stock will be issued; and

         WHEREAS, it is desirable that all reference to such Series E Preferred Stock be eliminated from the Amended and Restated Certificate of Incorporation, as amended, of the Corporation; and

         WHEREAS, it is desirable that all such shares of Series E Preferred Stock resume the status of authorized but unissued shares of Preferred Stock of the Corporation, par value $0.00001 per share (the "Preferred Stock"); and

         IT IS HEREBY RESOLVED, as of the date hereof no shares of such Series E Preferred Stock are outstanding and no shares of such Series E Preferred Stock will be issued; and that the officers of the Corporation are hereby authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of this resolution whereupon all reference to such Series E Preferred Stock shall be eliminated from the Amended and Restated Certificate of Incorporation, as amended, of the Corporation.

         4. That, accordingly, all reference to the Series E Preferred Stock, par value $0.00001 per share, of the Corporation be, and it hereby is, eliminated from the Amended and Restated Certificate of Incorporation, as amended, of the Corporation and the shares of capital stock of the Corporation formerly designated as Series E Preferred Stock shall resume the status of authorized but unissued shares of Preferred Stock.

         IN WITNESS WHEREOF, Quanta Services, Inc. has caused this Certificate to be signed by Dana A. Gordon, its Vice President and General Counsel, as of this 6th day of May, 2003.

                                    Quanta Services, Inc.

                                    By: /s/ DANA A. GORDON
                                        --------------------------------------
                                    Name: Dana A. Gordon
                                    Office: Vice President and General Counsel

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